UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 11, 2018

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England	W1J8AJ
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(b) and (c) On January 11, 2018, Noble Corporation plc (the “Company”) announced the retirement of David W. Williams, Chairman of the Board, President and Chief Executive Officer of the Company, and the election by the Board of Directors of Julie J. Robertson to succeed Mr. Williams in such roles. Mr. Williams will remain with the Company through February 2018. A copy of the press release issued by the Company announcing Mr. Williams’ retirement is attached as Exhibit 99.1 to this report.

In connection with his retirement, the Company and its wholly owned indirect subsidiary, Noble Drilling Services Inc. (“NDSI”), have entered into a Separation Agreement and Release with Mr. Williams, effective as of January 11, 2018 (the “Agreement”). The following description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

1)	Mr. Williams will retire from his employment with the Company and its affiliates effective February 28, 2018.

2)	Mr. Williams resigned from his positions of Chairman of the Board, President, Chief Executive Officer and director of the Company and all similar positions held by Mr. Williams with any affiliates of the Company effective January 11, 2018.

3)	Mr. Williams released the Company and its affiliates from claims that Mr. Williams may have in connection with his employment with the Company or any of its affiliates as of the date of the Agreement or the termination of such employment.

4)	Certain agreements between Mr. Williams and the Company or its affiliates were terminated, including, without limitation, Mr. Williams’ Restated Employment Agreement, dated November 20, 2013, which generally provides for certain payments and benefits to Mr. Williams upon the occurrence of a change of control of the Company and the termination of Mr. Williams’ employment.

5)	The Agreement also contains covenants of Mr. Williams regarding non-solicitation of Company employees, confidentiality and use of certain information, non-disparagement and cooperation, including cooperation with the Company’s defense of claims made against it relating to the spin-off of Paragon Offshore plc.

6)	In exchange for the releases, covenants and agreements of Mr. Williams contained in the Agreement, NDSI will pay $3,650,000.00 to Mr. Williams on September 4, 2018.

The Agreement also provides that Mr. Williams and the Company intend to enter into a final release agreement upon his retirement pursuant to which Mr. Williams will release claims he may have against the Company or its affiliates relating to his employment with the Company or any of its affiliates as of the date of his retirement or the termination of such employment, including, without limitation, claims of age discrimination. In exchange for this final release, NDSI will pay Mr. Williams an additional $100,000.00 on March 8, 2018.

Any vested interest held by Mr. Williams in any compensatory plan or other plan in which Mr. Williams participates will be distributed to him in accordance with the terms of those plans and applicable law. The Agreement does not terminate any right Mr. Williams may have to indemnification under the Company’s organizational documents, his indemnity agreement with the Company, applicable law or the Company’s director and officer liability insurance policy as in effect from time to time. Other than what is provided for in the Agreement, Mr. Williams will not be entitled to any other compensation, payments or benefits from the Company or affiliates in connection with his retirement.

Effective with Mr. Williams’ resignation from his roles as Chairman of the Board, President and Chief Executive Officer of the Company, Julie J. Robertson, age 61, has assumed such positions. Ms. Robertson was named Executive Vice President of the Company in 2006 and a director of the Company in 2017. She served as Senior Vice President—Administration from July 2001 to February 2006. She served continuously as Corporate Secretary from December 1993 until assuming the Chairman’s role as described above. Previously, Ms. Robertson served in various other roles with the Company and its subsidiaries since 1979. There are no arrangements or understandings between Ms. Robertson and any other person pursuant to which she was appointed to her offices. There are no family relationships between Ms. Robertson and any director or executive officer of the Company.

The Company, NDSI and Ms. Robertson have entered into an Inducement Agreement, effective as of January 11, 2018. The following description of the Inducement Agreement is qualified in its entirety by reference to the Inducement Agreement, a copy of which is filed as Exhibit 10.2 to this report and is incorporated by reference herein. Pursuant to the Inducement Agreement, Ms. Robertson would be paid certain amounts by the Company if her employment is terminated by the Company without cause, or if she terminates her employment with good reason (each such termination, a “Qualifying Termination”). If a Qualifying Termination of Ms. Robertson occurs on or before Ms. Robertson’s 64th birthday, she would receive an amount equal to $2,000,000 plus three times her base salary. If a Qualifying Termination occurs after her 64th birthday, but on or before her 65th birthday, she would receive an amount equal to $2,000,000 plus two times her base salary. No payment would be due under the Inducement Agreement if Ms. Robertson’s employment is terminated by the Company or by Ms. Robertson after her 65th birthday, regardless of the reason.

Also in connection with Ms. Robertson’s promotion, the Company granted Ms. Robertson on January 11, 2018 a one-time award of 183,150 time-vested restricted stock units. This award will vest one-third per year over three years commencing on the first anniversary of the grant date. The Board of Directors of the Company approved the following additional elements of Ms. Robertson’s compensation package: (i) a base salary of $850,000 per year, (ii) a target bonus award for calendar year 2018 under the Company’s short-term incentive program of 110% of base salary, subject to achievement of performance metrics to be established by the Board of Directors and (iii) a target award of $4,000,000 of restricted stock units to be awarded at the next regular meeting of the Board of Directors in early February 2018 under the Company’s long-term incentive plan, with the terms and conditions, including vesting terms, of such restricted stock units to be established by the Board of Directors at such meeting.

(e) The description of the Agreement, the Inducement Agreement and Ms. Robertson’s compensation package set forth in Items 5.02(b) and (c) above are incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The information required by this Item 9.01(d) is set forth in the Index to Exhibits accompanying this report and is incorporated herein by reference.

INDEX TO EXHIBITS

10.1	—	Separation Agreement and Release, dated as of January 11, 2018, by and among Noble Corporation plc, Noble Drilling Services Inc. and David W. Williams

10.2	—	Inducement Agreement, dated as of January 11, 2018, by and among Noble Corporation plc, Noble Drilling Services Inc. and Julie J. Robertson

99.1	—	Press Release issued by Noble Corporation plc, dated January 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2018

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

By:	/s/ Adam C. Peakes

Name:	Adam C. Peakes
Title:	Senior Vice President and Chief Financial Officer